UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2009 (April 21, 2009)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01(b)	Changes in Registrant’s Certifying Accountant

On April 21, 2009, the Audit Committee of the Board of Directors of R&G Financial Corporation (the “Company”) engaged Crowe Horwath LLP (“Crowe Horwath”) as the Company’s new independent registered public accounting firm for the years ending December 31, 2008, 2009 and 2010. The decision to engage Crowe Horwath was ratified by the Board of Directors of the Company on April 21, 2009 and is effective immediately.

During the two fiscal years ended December 31, 2008 and 2007, and the subsequent interim period through April 21, 2009, the Company did not consult with Crowe Horwath regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Crowe Horwath did not provide either a written report or oral advice to the Company that Crowe Horwath concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. The Company did not consult with Crowe Horwath regarding any matter that was either the subject of a disagreement or a reportable event as described in Item 304(a)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: April 27, 2009	By:	/s/ Rolando Rodríguez
Rolando Rodríguez
President and Chief Executive Officer

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